Exhibit 99.1

Advent Technologies Reports Q1 2021 Results

•	Q1 Revenue of $1.49 million exceeds total fiscal year 2020 revenue
•	Net income of $2.91 million and Adjusted Net Loss of $0.99 million excluding one-time acquisition-related charges and net warrant valuation adjustment
•	Company holds cash reserves of $124.97 million
•	Strong market interest reflected in high level of commercial activity

BOSTON, Mass. – May 20, 2021 – Advent Technologies Holdings, Inc. (NASDAQ: ADN) (“Advent”) today announced consolidated financial results for the three months ended March 31, 2021. All amounts are in U.S. dollars unless otherwise noted and have been prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Q1 2021 Financial Highlights
(all comparisons are to Q1 2020 unless otherwise noted)

•
Total revenue was $1.49 million, a year-over-year increase of $1.39 million, the result of increased demand for our products across the board. Total Revenue for Q1 2021 exceeded the Total Revenue for all of Fiscal Year 2020, due to:

o	Increased demand for HT-PEM based fuel cell materials;
o	Increased demand for redox flow battery components;
o	Increased shipments of our IoT sensors; and
o	Addition of Advent’s UltraCell business solid revenue contribution.
•	Gross Profit of $1.14 million, a year-over-year increase of $1.11 million primarily due to higher revenues and a favorable business mix.
•	Operating costs of $8.14 million, a year-over-year increase of $7.79 million, due to One-Time Transaction Related Expenses as well as increased staffing, and public company costs.
•
Net income and adjusted net loss were $2.91 million and ($0.99) million. Adjusted net loss excludes the impact from the change in the fair value of outstanding warrants as well as the one-time transaction-related expenses.

•	Net income per share was $0.08.
•
Cash reserves were $124.97 million on March 31, 2021, an increase of $124.45 million from December 31, 2020 driven by net $140.17 million of cash raised in the quarter from our business combination, including the $65.0 million PIPE, with AMCI that was consummated on February 4, 2021.

“Following our successful business combination with AMCI Acquisition Corp. and the subsequent acquisition of UltraCell LLC, we saw strong demand for our products from existing and new customers,” said Dr. Vasilis Gregoriou, Chairman and CEO of Advent Technologies. “The substantial increase in revenue in the quarter demonstrates a surge of market interest in high-temperature proton exchange membrane (HT-PEM) based products. We are confident that many of our customers are on a fast growth trajectory, and we are working closely with them to provide MEAs and fuel cell technology systems to serve their needs.”

 Q1 2021 Financial Summary

(in Millions of US dollars, except per share data)	Three Months Ended March 31,

	2021	2020	$ Change

Revenue, net	$1.49	$0.10	$1.39
Gross Profit	$1.14	$0.03	$1.11
Gross Margin (%)	77%	34%
Grants Income	$0.04	$0.23	$(0.19)
Operating Income/(Loss)	$(6.96)	$(0.09)	$(6.87)
Net Income/(Loss)	$2.91	$(0.22)	$3.13
Net Income/(Loss) Per Share	$0.08	$(0.01)	$0.09

Non-GAAP Financial Measures
Adjusted EBITDA	$(0.90)	$(0.10)	$(0.80)
Adjusted Net Income/(Loss) - Excl Warrant Adjustment and One-Time Transaction Related Expenses	$(0.99)	$(0.22)	$(0.77)

Cash Used in Operating Activities	$(12.19)	$(0.34)	$(11.85)
Cash and Cash Equivalents	$124.97

For a more detailed discussion of Advent’s first quarter 2021 results, please see the company’s financial statements and management’s discussion & analysis, which are available at ir.advent.energy.

The financial results include non-GAAP financial measures. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in “Presentation of Non-GAAP Financial Measures” and the attached appendix tables.

Q1 2021 Business Updates:

Key recent product development highlights include:
•	Scale-up and commercialization of the U.S. Department of Energy (DoE) next-generation MEA technology.
•	Development of proprietary fuel cell stack technology for mobility applications, leveraging the know-how of UltraCell lightweight stacks.
•	Production automation of MEA and fuel cell stack production.
•	Development of materials for low-capex AEM electrolyzers and redox flow-batteries.

Dr. Gregoriou added, “We continue to find new use cases for our technology and becoming a public company with access to the financial markets has allowed us to accelerate this process. We are seeing strong demand for our products coming from all of our addressable markets.”

Order highlights include:
•	Orders for MEAs (Membrane Electrode Assemblies, what we label “the heart of the fuel-cell”), from fuel cell developers in the markets of mobility and stationary applications in Asia.
•	Orders for prototype fuel cell stacks from Europe, where we are witnessing a strong increase of major hydrogen projects across the European Union.
•	Orders for redox flow battery materials that exceed significantly last year’s activity.
•	Revenue from engineering fees in the area of electrochemical sensor development, where we are working closely with IoT companies to commercialize the technology.
•	Orders for UltraCell defense-related systems.

Dr. Gregoriou continued, “Following our business combination on February 4, 2021, our team hit the ground running and the momentum continues. We expect to see both revenues and bookings increase as we move through the rest of 2021. In addition, we secured a new headquarters and technology manufacturing space in the highly competitive Boston market, helping us attract top-level talent in order to execute on our business plan.”

Q1 2021 Operating Highlights

•
Selection of Advent’s Wearable Fuel Cell for the 2021 Validation Program:  On March 31, 2021, Advent announced that UltraCell’s 50 W Reformed Methanol Wearable Fuel Cell Power System (“Honey Badger”) had been selected by the U.S. Department of Defense’s National Defense Center for Energy and Environment (“NDCEE”) to take part in its demonstration/validation program for 2021. The NDCEE is a Department of Defense program that addresses high-priority environmental, safety, occupational health, and energy technological challenges that are demonstrated and validated at active installations for military application. UltraCell’s “Honey Badger 50” fuel cell is the only fuel cell that is part of this program that supports the U.S. Army’s goal of having a technology-enabled force by 2028.

•
Collaboration with the DOE: On March 1, 2021, Advent announced that it had entered into a joint development agreement (the “CRADA”) with the United States Department of Energy’s (DOE’s) Los Alamos National Laboratory (LANL), Brookhaven National Laboratory (BNL), and National Renewable Energy Laboratory (NREL). Under this CRADA, along with support from the DOE’s Hydrogen and Fuel Cell Technologies Office (HFTO), Advent’s team of scientists plan to work closely with its LANL, BNL, and NREL counterparts over the coming years to develop breakthrough materials to help strengthen U.S. manufacturing in the fuel cells sector and bring high-temperature proton exchange membrane (HT-PEM) fuel cells to the market.

•
Acquisition of UltraCell LLC: On February 18, 2021, Advent acquired UltraCell LLC, the fuel cell business of Bren-Tronics, Inc. for $4.0 million and a maximum of $2.0 million upon the achievement of certain milestones. Those milestones were met and the additional $2.0 million was paid on April 16, 2021. This transaction was critical because it brings a full stack and systems business to Advent’s product portfolio. UltraCell is a leader in lightweight fuel cells for the portable power market with mature products and cutting-edge technology.

•
New HQ and technology center in Boston, MA: On February 5, 2021, Advent leased 6,041 square feet of premier office space at 200 Clarendon Street in Boston, MA. This iconic building is in the heart of Boston and provides Advent with ample room to house its executive, technology, and administrative teams. On March 8, 2021, Advent also secured a new eight-year lease for 21,401 square feet in the heart of Boston’s technology and R&D community at Hood Park in Charlestown, MA as its technologies facility to accelerate product development on recent next-generation membrane electrode assembly (MEA) initiatives, including high-temperature polymer electrolyte membrane (HT-PEM) fuel cell technology for the automotive industry.

Dr. Gregoriou concluded, “I am confident the future for Advent Technologies has never been brighter. Our fuel-cell technology, allowing the use of multiple fuels, is an ideally suited solution for the defense and off-grid markets. We believe the “Any Fuel. Anywhere” products give us a clear advantage in a market for which very few companies compete and where hydrogen in its compressed gas form required by the low-temperature PEM competitors is not an economical option. In the mobility market, and particularly in the heavy-duty truck and aviation areas, we have strong validation that the high-temperature PEM technology is well-designed for achieving the total cost of ownership goals of our customers. Furthermore, we have recently seen increased interest in large-scale combined heat and power projects, where the heat produced by our PEM products is something that low-temp products cannot provide. Given that our value-add is in the MEA and fuel cell stack technology rather than in the end-system and application area, we plan to can address all these markets with the same MEA technology rather than completely independent efforts, which would prove very expensive. New policy goals across the developed and developing world are only accelerating this trend, and Advent is well positioned to take advantage of these dynamics.”

Conference Call

The Company will host a conference call on Thursday, May 20, 2021, at 9:00 AM ET to discuss its results.

To access the call please dial (866) 498-0631 from the United States, or (873) 415-0202 from outside the U.S. The conference call I.D. number is 2763459. Participants should dial in 5 to 10 minutes before the scheduled time.

A replay of the call can also be accessed via phone through June 3, 2021 by dialing (800) 585-8367 from the U.S., or (416) 621-4642 from outside the U.S. The conference I.D. number is 2763459.

About Advent Technologies Holdings, Inc.

Advent Technologies Holdings, Inc. is a U.S. corporation that develops, manufactures, and assembles critical components for fuel cells and advanced energy systems in the renewable energy sector. Advent is headquartered in Boston, Massachusetts, with offices in the San Francisco Bay Area and Europe. With 120-plus patents (issued and pending) for its fuel cell technology, Advent holds the IP for next-gen high-temperature proton exchange membranes (HT-PEM) that enable various fuels to function at high temperatures under extreme conditions – offering a flexible ‘Any Fuel. Anywhere’ option for the automotive, maritime, aviation, and power generation sectors. www.advent.energy

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements.  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning.  These forward-looking statements address various matters including the Company’s plans and expectations with respect to its operating and financial performance for the remainder of 2021, the increased demand for its MEAs and fuel cell technology, the continued development of its next-generation HT-PEM technology alongside the Department of Energy, the advancement of potential breakthrough materials for the HT-PEM market, and the opening of its new manufacturing facility and headquarters in Boston.  Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, the Company’s ability to realize the benefits from the business combination; the Company’s ability to maintain the listing of the Company’s common stock on Nasdaq; future financial performance; public securities’ potential liquidity and trading; impact from the outcome of any known and unknown litigation; ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures; future mix of revenue and effect on gross margins; attraction and retention of qualified directors, officers, employees and key personnel; ability to compete effectively in a competitive industry; ability to protect and enhance our corporate reputation and brand; expectations concerning our relationships and actions with our technology partners and other third parties; impact from future regulatory, judicial and legislative changes to the industry; ability to locate and acquire complementary technologies or services and integrate those into the Company’s business; future arrangements with, or investments in, other entities or associations; and intense competition and competitive pressure from other companies worldwide in the industries in which the Company will operate; and the risks identified under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2021, as amended on May 19, 2021 as well as the other information we file with the SEC.  We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.  You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.  Our business is subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this press release, the Company has provided non-GAAP financial measures— Adjusted Net Income /(Loss),EBITDA and Adjusted EBITDA  —which present results on a basis adjusted for certain items. The Company uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors. The Company believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of the Company’s financial results in accordance with GAAP. The use of the terms Adjusted Net Income / (Loss), EBITDA and Adjusted EBITDA may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. These measures are reconciled from the respective measures under GAAP in the appendix below.

Contacts

Advent Technologies
Elisabeth Maragoula
emaragoula@advent.energy

Sloane & Company
Joe Germani / James Goldfarb
jgermani@sloanepr.com / jgoldfarb@sloanepr.com

ADVENT TECHNOLOGIES HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$124,974,831	$515,734
Accounts receivable, net	1,138,454	421,059
Due from related parties	-	67,781
Contract assets	745,513	85,930
Inventories	812,744	107,939
Prepaid expenses and Other current assets	4,121,554	496,745
Total current assets	131,793,096	1,695,188

Non-Current Assets
Goodwill and intangibles, net	5,178,771	-
Property and equipment, net	317,996	198,873
Total Non-Current Assets	5,596,767	198,873
Total assets	$137,289,863	$1,894,061

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Trade and other payables	$1,462,789	$881,394
Due to related parties	-	1,114,659
Deferred income from grants, current	306,917	158,819
Contract liabilities, current	44,185	167,761
Other current liabilities	2,956,116	904,379
Income tax payable	199,653	201,780
Total current liabilities	4,969,660	3,428,792
Warrant Liability	23,350,695	-

Deferred income from grants, non-current	67,848	182,273
Other long-term liabilities	193,719	76,469
Total liabilities	28,581,922	3,687,534
Commitments and contingent liabilities	-	-

Stockholders’ equity/(deficit)
Common stock ($0.0001 par value per share; Shares authorized: 110,000,000 at March 31, 2021 and December 31, 2020; Issued and outstanding: 46,105,947 and 25,033,398 at March 31, 2021 and December 31, 2020, respectively)	4,611	2,503
Preferred stock ($0.0001 par value per share; Shares authorized: 1,000,000 at March 31, 2021 and December 31, 2020; nil issued and outstanding at March, 31, 2021 and December 31, 2020	-	-
Additional Paid in Capital	118,568,449	10,993,762
Accumulated Other Comprehensive Income	130,725	111,780
Accumulated Deficit	(9,995,844)	(12,901,518)
Total stockholders’ equity/(deficit)	108,707,941	(1,793,473)
Total liabilities and stockholders’ equity/(deficit)	$137,289,863	$1,894,061

ADVENT TECHNOLOGIES HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(All amounts in USD, except for share data)

	Three months ended March 31,
	2021	2020
Revenue, net	$1,489,292	$100,266
Cost of revenues	(347,342)	(66,037)
Gross profit/(loss)	1,141,950	34,229
Income from Grants	38,453	228,764
Research and development expenses	(29,082)	(51,269)
Administrative and selling expenses	(7,921,858)	(302,669)
Amortization of intangibles	(186,760)	-
Operating Loss	(6,957,297)	(90,945)
Finance costs	(10,280)	(2,523)
Change fair value of warrant liability	9,765,625	-
Foreign exchange differences, net	23,955	(18,587)
Other income / (expense)	83,671	(104,561)
Income / (Loss) before income tax	2,905,674	(216,616)
Income tax expense	-	-
Net income/(loss)	$2,905,674	$(216,616)
Other comprehensive income (loss), net of tax effect:
Foreign currency translation adjustment	18,945	(49,841)
Total other comprehensive income (loss)	18,945	(49,841)
Comprehensive income/ (loss)	$2,924,619	$(266,457)
Net income/(loss) per share, basic	0.08	(0.01)
Weighted Average shares outstanding, Basic	37,769,554	14,979,803
Net income/(loss) per share, diluted	0.07	(0.01)
Weighted Average shares outstanding, Diluted	40,987,346	14,979,803

ADVENT TECHNOLOGIES HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2021	2020

Net Cash used in Operating Activities	$(12,196,101)	$(341,664)

Cash Flows from Investing Activities:
Purchases of property and equipment	(77,112)	(34,699)
Acquisition of a subsidiary, net of cash acquired	(3,975,940)	-
Net Cash used in Investing Activities	$(4,053,052)	$(34,699)

Cash Flows from Financing Activities:
Business Combination and PIPE financing, net of issuance costs paid	140,693,116	-
Proceeds of issuance of preferred stock	-	1,430,005
Repayment of Loan		(487,708)
Net Cash provided by Financing Activities	$140,693,116	$942,297
Net increase (decrease) in cash and cash equivalents	$124,443,963	$565,932
Effect of exchange rate changes on cash and cash equivalents	15,134	7,893
Cash and cash equivalents at the beginning of the period	515,734	1,199,015
Cash and cash equivalents at the end of the period	$124,974,831	$1,772,840

Supplemental Non-GAAP Measures and Reconciliations

In addition to providing measures prepared in accordance with GAAP, we present certain supplemental non-GAAP measures. These measures are EBITDA, Adjusted EBITDA and Adjusted Net Income / (Loss), which we use to evaluate our operating performance, for business planning purposes and to measure our performance relative to that of our peers. These non-GAAP measures do not have any standardized meaning prescribed by GAAP and therefore may differ from to similar measures presented by other companies and may not be comparable to other similarly titled measures. We believe these measures are useful in evaluating the operating performance of the Company’s ongoing business. These measures should be considered in addition to, and not as a substitute for net income, operating expense and income, cash flows and other measures of financial performance and liquidity reported in accordance with GAAP. The calculation of these non-GAAP measures has been made on a consistent basis for all periods presented.

EBITDA and Adjusted EBITDA

These supplemental non-GAAP measures are provided to assist readers in determining our operating performance. We believe this measure is useful in assessing performance and highlighting trends on an overall basis. We also believe EBITDA and Adjusted EBITDA are frequently used by securities analysts and investors when comparing our results with those of other companies. EBITDA differs from the most comparable GAAP measure, net income / (loss), primarily because it does not include income taxes, depreciation of property, plant and equipment, and amortization of intangible assets. Adjusted EBITDA adjusts EBITDA for transactional gains and losses, asset impairment charges, finance and other income and acquisition costs.

The following tables show a reconciliation of net income/(loss) to EBITDA and Adjusted EBITDA for the three months ended March 31, 2021 and 2020.

(in Millions of US dollars)	Three Months Ended March 31,
	2021	2020	$ Change
Net Income/(Loss)	$2.91	$(0.22)	$3.13
Amortization of intangibles	$0.19	$0.00	$0.19
Finance Costs	$0.01	$-	$0.01
Other Income/(Expense)	$(0.08)	$0.10	$(0.18)
Foreign Exchange	$(0.02)	$0.02	$(0.04)
Income Taxes	$-	$-	$-
EBITDA	$3.00	$(0.10)	$3.10
Net Change in Warrant Liability	$(9.77)	$-	$(9.77)
One-Time Transaction Related Expenses (1)	$5.87	$-	$5.87
Adjusted EBITDA	$(0.90)	$(0.10)	$(0.80)

(1) Bonus awarded after consummation of the business combination effective February 4, 2021.

Adjusted Net Income/(Loss)

This supplemental non-GAAP measure is provided to assist readers in determining our financial performance. We believe this measure is useful in assessing our actual performance by adjusting our results from continuing operations for changes in warrant liability and one-time transaction costs. Adjusted Net Loss differs from the most comparable GAAP measure, net income / (loss), primarily because it does not include one-time transaction costs and warrant liability changes. The following table shows a reconciliation of net income/(loss) for the three months ended March 31, 2021 and 2020.

Adjusted Net Income/(Loss)

(in Millions of US dollars)	Three Months Ended March 31,
	2021	2020	$ Change
Net Income/(Loss)	$2.91	$(0.22)	$3.13
One-Time Transaction Related Expenses(1)	$5.87	$-	$5.87
Net Change in Warrant Liability	$(9.77)	$-	$(9.77)
Adjusted Net Income/(Loss)	$(0.99)	$(0.22)	$(0.77)

(1) Bonus awarded after consummation of the business combination effective February 4, 2021.

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